SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              --------------------



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported) September 2, 1998


                            Seneca Foods Corporation
             (Exact name of registrant as specified in its charter)



      New York                         0-1989            16-0733425
(State or other jurisdiction        (Commission         (I.R.S. Employer
    of incorporation)                File Number)      Identification No.)

1162 Pittsford-Victor Road, Pittsford, New York                  14534
----------------------------------------------------------------------
(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code 716/385-9500



                                 Not Applicable
           Former name or former address, if changed since last report



                         This document contains 7 pages.


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                     The Exhibit Index is located on Page 7.


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                                    FORM 8-K
                            SENECA FOODS CORPORATION
                            ------------------------

Item 1.           Changes in Control of Registrant.

                  See discussion in Item 5 below.

Item 5.           Other Events.

                  On September 2, 1998, the Registrant consummated a $50 million equity investment previously described in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on July 2, 1998. The equity investment resulted from a Rights Offering to Registrant's common shareholders as described in the following paragraph (the "Rights Offering") and a Stock Purchase Agreement (the "Stock Purchase Agreement") with certain investors as described in the second following paragraph.

                  The Rights Offering consisted of a distribution payable to the holders of the Registrant's Class A common stock, $0.25 par value per share (the "Class A Common Stock") and Class B common stock, $0.25 par value per share (the "Class B Common Stock" and together with the Class A Common Stock, the "Common Stock"), whereby, each holder of Common Stock received a right (the "Right") to purchase at a subscription price of $12.00 per share (the "Subscription Price"), shares of Convertible Participating Preferred Stock, $12.00 stated value per share (the "New Preferred Stock"). The shares of New Preferred Stock are convertible immediately on a share-for-share basis into shares of Class A Common Stock. The Registrant distributed one-half of a Right for each share of Common Stock held of record as of July 13, 1998. Each whole Right entitled the holder thereof (a "Rights Holder") to receive upon payment of the Subscription Price, one share of New Preferred Stock. The Rights were evidenced by Subscription Certificates transferable by the holders thereof. The Rights expired at 5:00 p.m., Eastern Daylight Time, on August 27, 1998. Holders of the Registrant's Common Stock acquired 1,146,639 shares of New Preferred Stock under the Rights Offering for a total investment of $13,759,668.

                  Pursuant  to the Stock  Purchase  Agreement  with  Carl  Marks
Strategic Investments, L.P., a Delaware limited partnership, Carl Marks Strategic Investments II, L.P., a Delaware limited partnership and Uranus Fund, Ltd., a Cayman Islands corporation (collectively, the "New Investors"), the New Investors agreed to (i) purchase from the Registrant 1,166,667 shares of New Preferred Stock for a total investment of $14,000,004 (or $12.00 per share) and
(ii) act as standby purchasers with respect to up to 2,500,000 shares of New Preferred Stock not purchased by the Registrant's shareholders in the Rights Offering. The Registrant was not required to sell under the Stock Purchase Agreement and the Rights Offering more than 4,166,667 shares of New Preferred Stock at a total price of $50,000,004. The New Investors acquired a total of 3,019,895 shares of New Preferred Stock for an aggregate purchase price of $36,238,740. The total investment received by the Company as a result of the Rights Offering and investment by the New Investors was $49,998,408 (4,166,534 shares of New Preferred Stock).

                  Concurrently with the Stock Purchase Agreement, the New Investors, the Registrant, and certain of its substantial shareholders, entered into a Shareholders Agreement dated June 22, 1998 (the "Shareholders Agreement"). The members of the Kayser and Wolcott families agreed to certain restrictions on sales by them of shares of (i) Class A Common Stock, (ii) Class B Common Stock, (iii) New Preferred Stock and (iv) other securities of the Registrant that are entitled to vote in the election of directors (the "Shares") including a general restriction against sales of Shares to third persons before September 2, 2000.

                  The consummation of the foregoing agreements permit the New Investors to participate significantly in the governance of the Registrant. As a result of the equity investment transaction (and assuming conversion of all of the shares of New Preferred Stock into Class A Common Stock) the New Investors and certain of the Company's existing shareholders that are related to the New Investors through family relationships and common ownership of certain business entities collectively exercise approximately 16% of the total voting power of the Company (in an election of directors). The terms of the Stock Purchase Agreement and Shareholders Agreement provide other opportunities for the New Investors to exercise influence over the Company. One such provision required that the Registrant's Board of Directors be increased from seven to nine members. The two new positions have been filled by designees of the New Investors, Andrew M. Boas and Arthur H. Baer (the "Investor Designees"). The Investor Designees will continue to be nominated for election to the Board and shareholders who executed the Shareholders Agreement will continue to vote for the Investor Designees until the Stock Purchase Agreement is terminated or such time as the New Investors no longer own, in the aggregate, at least 10% of the Registrant's Class A Common Stock (assuming conversion of all shares of the New Preferred Stock into Class A Common Stock). As required by the Shareholders Agreement, the Investor Designees have been nominated to the committees of the Registrant's Board of Directors so that the Investor Designees comprise at least 22% of any such committees. Moreover, the Registrant has amended its Certificate of Incorporation to require unanimous approval of the Registrant's Board of Directors (excluding directors who abstain from voting) for certain defined "major corporate actions", including (i) any amendment or modification to the Registrant's Certificate of Incorporation or Bylaws; (ii) any business combination; (iii) any sale or transfer of all or substantially all of the assets of the Registrant; (iv) certain issuances of securities; (v) any acquisition or disposition or series of related acquisitions or dispositions of assets involving gross consideration in excess of $15 million; (vi) certain changes in the Registrant's line of business; (vii) any change in the Registrant's certified public accountants; (viii) the settlement of certain litigation; or (ix) the commencement by the Registrant of proceedings relating to bankruptcy, insolvency, reorganization or relief of debtors (the "Major Corporate Actions"). The requirement of unanimous Board approval for the Major Corporate Actions (excluding directors who abstain from voting) terminates when the New Investors no longer own, in the aggregate, at least 15% of the Registrant's Class A Common Stock (assuming conversion of all shares of New Preferred Stock into shares of Class A Common Stock).

                  Pursuant to a Registration Rights Agreement dated June 22, 1998, the Registrant granted to the New Investors certain registration rights under the Securities Act of 1933 (the "Registration Rights") with respect to the shares purchased by the New Investors pursuant to the Stock Purchase Agreement and the Rights Offering. The Registration Rights Agreement gives the New Investors, subject to certain limitations, (i) demand Registration Rights and
(ii) Registration Rights to participate in other public securities offerings initiated on behalf of the Registrant or other holders.

                  To effect the foregoing matters in this Item 5, Registrant filed a Certificate of Amendment with the New York Secretary of State, (pursuant to shareholder approval) to amend its Certificate of Incorporation to: (i) increase the number of authorized shares of Class A Common Stock from 10,000,000 shares to 20,000,000 shares; (ii) increase the number of authorized shares of Preferred Stock with $.025 par value per share, Class A from 4,000,000 shares to 8,200,000 shares; (iii) set forth the rights, preferences and limitations of the New Preferred Stock; (iv) require unanimous board approval (excluding directors who choose to abstain), in accordance with Section 709 of the New York Business Corporation Law, of the Major Corporate Actions; and (v) remove the acquisition by the New Investors of Class A Common Stock issuable upon conversion of the New Preferred Stock from the operation of certain provisions of the Certificate of Incorporation with respect to the purchase of Class A Common Stock.

                  Registrant used the proceeds from the equity investment to reduce its indebtedness to its revolving credit bank lenders.

Item 7.                    Financial Statements and Exhibits.

Exhibits:

2(a) Stock Purchase Agreement dated as of June 22, 1998 between the Registrant and the New Investors (incorporated by reference to Registrant's Current Report on Form 8-K filed with the Commission on July 2, 1998).

2(b) Shareholders Agreement dated as of June 22, 1998 between the Registrant, the New Investors and certain substantial shareholders of the Registrant (incorporated by reference to Registrant's Current Report on Form 8-K filed with the Commission on July 2, 1998).

2(c) Registration Rights Agreement dated as of June 22, 1998 between the Registrant and the New Investors (incorporated by reference to Registrant's Current Report on Form 8-K filed with the Commission on July 2, 1998).

3(i)                       Certificate   of   Amendment   of  the   Registrant's
                           Certificate of Incorporation (filed herewith).

10                         Amendment No. 2 to Alliance Agreement dated July 1,
                           1998 (filed herewith).*

20(a) Press Release of the Registrant dated June 22, 1998 (incorporated by reference to Registrant's Current Report on Form 8-K filed with the Commission on July 2, 1998).

  (b)                      Press Release of the Registrant dated September 2,
                           1998 (filed herewith).









* Portions of this exhibit have been omitted based upon a request for confidential treatment and the omitted portions have been filed with the Securities and Exchange Commission.


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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SENECA FOODS CORPORATION



Date:  September 17, 1998           By:/s/Philip G. Paras
                                       --------------------------
                                    Name:  Philip G. Paras
                                    Title: Vice President-Finance

                                  Exhibit Index



Exhibit No.                         Description

2(a) Stock Purchase Agreement dated as of June 22, 1998 between the Registrant and the New Investors (incorporated by reference to Registrant's Current Report on Form 8-K filed with the Commission on July 2, 1998).

2(b) Shareholders Agreement dated as of June 22, 1998 between the Registrant, The New Investors and certain substantial shareholders of the Registrant (incorporated by reference to Registrant's Current Report on Form 8-K filed with the Commission on July 2, 1998).

2(c) Registration Right Agreement dated as of June 22, 1998 between the Registrant and the New Investors (incorporated by reference to Registrant's Current Report on Form 8-K filed with the Commission on July 2, 1998).

3(i)                       Certificate   of   Amendment   of  the   Registrant's
                           Certificate of Incorporation (filed herewith).

10                         Amendment No. 2 to Alliance Agreement dated July 1,
                           1998 (filed herewith).*

20 (a)                     Press Release of the Registrant  dated June 22, 1998.
                           (incorporated by reference to Registrant's Current Report on Form 8-K filed with the Commission on July 2, 1998).

   (b)                     Press release of the Registrant dated September 2,
                           1998 (filed herewith).









* Portions of this exhibit have been omitted based upon a request for confidential treatment and the omitted portions have been filed with the Securities and Exchange Commission



503006